Exhibit 99.1



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                 The Wilber Corporation and Subsidiary Announce
                                 Succession Plan
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                              FOR IMMEDIATE RELEASE



DATE:    September 27, 2004
FROM:    Alfred S. Whittet, President and CEO
PHONE:   607-433-4148

Oneonta, New York, September 27, 2004 -- The Wilber Corporation's ("Company") Board of Directors unanimously endorsed a succession plan at their September 24, 2004, meeting. The plan calls for the promotion of Wilber National Bank's ("Bank") Executive Vice President Douglas C. Gulotty to the position of President and Chief Operating Officer of the Bank effective January 1, 2005. Alfred S. Whittet, the current President and Chief Executive Officer of the Bank will, in accordance with the succession plan, relinquish his duties as President of the Bank effective January 1, 2005, but will continue to serve as its Chief Executive Officer, and also assume the position as the Bank's Vice-Chairman as of January 1, 2005. In addition, Mr. Whittet will continue as President and Chief Executive Officer of the Company, a position he has held since 1998.

In 1998, Mr. Whittet replaced Robert W. Moyer (currently Vice Chairman of the Company) as President and CEO. During Mr. Whittet's tenure, the Company has grown from $520 million in total assets to $730 million in total assets and has added two branch offices in Norwich, Chenango County, New York, a branch office in Johnson City, Broome County, New York, and a representative (loan production) office in Kingston, Ulster County, New York. Earlier in the year, the Company filed with the Securities and Exchange Commission ("SEC") to become a fully reporting company and became listed on the American Stock Exchange under the symbol GIW.

This growth, and the Company's plan for future growth, has led to the development of the succession plan under which Mr. Gulotty will assume day-to-day responsibilities for the operation and performance of the Bank. Mr. Whittet will continue to provide overall leadership to the Company, focusing his efforts on providing strategic guidance as the Company makes its transition to a full reporting company under the SEC rules and regulations and continues its expansion into new markets.

In a related matter, Mr. Gulotty's appointment to the Board of Directors of the Bank, effective January 1, 2005, was also approved.

Mr. Gulotty is a graduate of SUNY at Oneonta with a B.S. degree in political science and economics, graduating Magna Cum Laude. He is also a 1995 graduate of the Stonier Graduate School of Banking at the University of Delaware, graduating Cum Laude. He began his career in financial services with Wilber National Bank as a management trainee in 1986. In 1993, he was promoted to Vice President of retail banking and in 1998, to Senior Vice President of Customer Delivery. In 2000, Mr. Gulotty was appointed Executive Vice President of the Bank. Mr. Gulotty serves as a trustee of the New York State Bankers' Service Corporation Board, is a trustee on the Schenevus Central School District School Board, and is a member of the Board of Directors of the Oneonta YMCA. He is the past chairman of the Otsego County Chamber of Commerce.

Mr. Whittet earned his B.B.A. degree in finance from the University of Miami, Florida, and is also a graduate of the Stonier Graduate School of Banking at Rutgers University. He joined the Bank as Assistant Vice President in 1972. In 1973, he was promoted to Vice President of the Loan Division and was promoted to Executive Vice President in 1976. In 1986, Mr. Whittet was named President and Chief Operating Officer of the Bank and named to its Board of Directors. He was named President and Chief Executive Officer of the Company in 1998.

The Wilber Corporation, a single bank holding company, through Wilber National Bank, its subsidiaries, and affiliates, offers a full range of banking, trust, financial planning, investment, and insurance services. Wilber National Bank was chartered in 1874 and has 19 branches located in Otsego, Delaware, Schoharie, Ulster, Chenango and Broome counties and a loan production office in Kingston, New York. The Company has total assets of approximately $730 million.



NOTE: This press release may contain certain statements which are historical facts or which concern the Company's future operations or economic performance and which are to be considered forward-looking statements. Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that all forward-looking statements involve risk and uncertainties, and that actual results may differ from those indicated in the forward-looking statements as a result of various factors, such as changing economic and competitive conditions and other risk and uncertainties. In addition, any statements in this news release regarding historical stock price performance are not indicative of or guarantees of future price performance.



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